Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Mothers Work, Inc.:

 We consent to the incorporation by reference in the registration statements (Nos. 333-59309, 333-90108, 333-12321, 333-27611 and 333-90110) on Form S-3 and registration statements (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529, 333-57766 and 333-112158) on Form S-8 of Mothers Work, Inc. of our report dated November 17, 2004, except as to Note 2, which is as of September 28, 2005, with respect to the consolidated balance sheets of Mothers Work, Inc. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2004, and our report dated November 17, 2004 with respect to the related financial statement schedule, which reports appear in Amendment No. 1 on Form 10-K/A to the September 30, 2004 Annual Report on Form 10-K of Mothers Work, Inc.

Our reports refer to the Company’s restatement of the consolidated financial statements as of September 30, 2004 and 2003 and for each of the years in the three-year period ended September 30, 2004.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2005